                                                            EXHIBIT 12.1


                    MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
       RATIO OF EARNINGS TO FIXED CHARGES IN ACCORDANCE WITH MEXICAN GAAP
              (AMOUNTS EXPRESSED IN MILLIONS OF MEXICAN PESOS (PS)
                 WITH PURCHASING POWER AS OF DECEMBER 31, 1999)



                                                                                       1999                    1998
======================================================================================================================
Income (Loss) Before Income Tax                                           Ps         (217.2)     Ps               -
----------------------------------------------------------------------------------------------------------------------

Determination of Ratio

Fixed Charges:
   Interest expense                                                                    46.3                       -
   Interest capitalized during period                                                   8.9                    19.4
   Current period amortization of interest capitalized in prior years                   1.3                       -
----------------------------------------------------------------------------------------------------------------------

Total fixed charges                                                                    56.5                    19.4
----------------------------------------------------------------------------------------------------------------------

Earnings:

   Income (loss) before income tax                                        Ps         (217.2)     Ps               -
   Fixed charges                                                                       56.5                    19.4
   Less:  interest capitalized during period                                           (8.9)                  (19.4)
----------------------------------------------------------------------------------------------------------------------

                                                                          Ps         (169.6)     Ps               -
======================================================================================================================

                    MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
        RATIO OF EARNINGS TO FIXED CHARGES IN ACCORDANCE WITH U.S. GAAP
              (AMOUNTS EXPRESSED IN MILLIONS OF MEXICAN PESOS (PS)
                 WITH PURCHASING POWER AS OF DECEMBER 31, 1999)



                                                                                       1999                    1998
======================================================================================================================

Income (Loss) Before Income Tax                                           Ps         (280.9)      Ps          (91.7)
----------------------------------------------------------------------------------------------------------------------

Determination of Ratio

Fixed Charges:
   Interest expense                                                                    37.1                      .7
   Interest capitalized during period                                                  18.2                    18.7
----------------------------------------------------------------------------------------------------------------------

Total fixed charges                                                                    55.3                    19.4
----------------------------------------------------------------------------------------------------------------------

Earnings:

   Income (loss) before income tax                                        Ps         (280.9)      Ps          (91.7)
   Fixed charges                                                                       55.3                    19.4
   Less:  interest capitalized during period                                          (18.2)                  (18.6)
----------------------------------------------------------------------------------------------------------------------

                                                                          Ps         (243.8)      Ps          (90.9)
======================================================================================================================